EXHIBIT 99.1

Psychemedics Announces First Quarter Results and Declares 91st Consecutive Quarterly Dividend

ACTON, Mass., April 23, 2019 (GLOBE NEWSWIRE) -- Psychemedics Corporation (NASDAQ:PMD) today announced first quarter financial results for the period ended March 31, 2019.  The Company also announced a quarterly dividend of $0.18 per share payable to shareholders of record as of May 7, 2019, to be paid on May 17, 2019.  This will be the Company’s 91st consecutive quarterly dividend.

The Company’s revenue for the quarter ended March 31, 2019 was $9.8 million versus $10.9 million for the quarter ended March 31, 2018, a decrease of 10%.  Net income for the quarter ended March 31, 2019 was $0.6 million or $0.11 per diluted share, versus $1.3 million or $0.23 per diluted share, for the comparable period last year, a decrease of 50%.

Raymond C. Kubacki, Chairman and Chief Executive Officer, stated:

"First quarter revenues and earnings were below expectations, and continued to be impacted by negative changes in the Brazilian foreign currency exchange rate.

“International revenues showed a decline.  While the Driver segment showed some weakness, this was compounded by a decline in the more cyclical Non-Driver business and the negative foreign currency exchange. Our domestic business was basically flat with continued growth in Oil & Gas and Transportation, but we experienced some weakness in the other market segments.

“Total operating expenses were held in check and came in flat as compared to the first quarter in 2018. Therefore, the decline in earnings came as a result of the softness in volume and unfavorable foreign exchange rate.  This was further pronounced by one less day as compared to the same quarter in 2018.

“Fortunately, one quarter does not make a trend; and we remain optimistic as we move forward.

“In prior quarters press releases, we reported that effective September 2018, under Brazilian law, professional drivers would be required to renew their license every 2 ½ years, instead of the current every 5 years. As of the date of this press release, the Brazilian government has not yet implemented this legally mandated testing. We previously reported that our best estimate for the effective date of actual implementation of the 2 ½ year requirement, which will almost double the market size, will be the fourth quarter of 2019 and this is still our best estimate.

“We continue to demonstrate our scientific leadership.  In March 2019, the Company introduced the industry’s first confirmation process to accurately measure hydroxycocaines. While the Company’s patented hair test is already the most accurate and sensitive, the detection of hydroxycocaines, unique cocaine markers, now allows the Company to apply additional metabolic criteria to confirm cocaine use.  The new offering once again builds on Psychemedics’ unmatched technology to advance drug detection science and equips client companies with results to lower risks associated with cocaine in the workplace.  With this announcement, the company once again advances the science of detection and reinforces its reputation as the leading innovator since it pioneered drug testing with hair in 1986.

“The Company’s balance sheet remains strong with $9.1 million of working capital.  The total equipment financing obligation outstanding was $1.5 million as of March 31, 2019.  Our directors share our confidence in the future of Psychemedics and remain committed to rewarding shareholders and sharing the financial success of the Company with them as we grow.  Therefore, we are pleased to declare our quarterly dividend of $0.18 per share. This dividend represents our 91st consecutive quarterly dividend.”

Further Disclosure on Uncertainty

As the Company has previously disclosed, there are greater challenges and uncertainties in a new, large and developing market, such as Brazil.  Psychemedics Brasil, our independent distributor in Brazil, has had 55% of its shares acquired by Instituto Hermes Pardini S.A., a provider of medical and diagnostic services in Brazil, including reference laboratory services.  We are continuing our discussions with our distributor and its acquirer about the future of our distribution agreement (which either party may terminate upon prior written notice following July 2019), including whether it will be extended, terminated or replaced by a transition agreement for us to continue to sell our drug tests to our current distributor for a period of time. The outcome of these discussions is not certain, and any significant decrease in sales to our distributor would have a materially adverse impact on our business.  However, we believe that the overall market demand for drug testing services in Brazil will continue to grow, and it remains uncertain whether the acquirer will have the capacity to supply our distributor with the volume of drug tests that we currently provide, at least in the near term. At the same time, we have also been exploring additional options in Brazil.

Psychemedics Corporation is the world’s largest provider of hair testing for the detection of drugs of abuse. The Company’s patented process is used by thousands of U.S. and international clients, including over 10% of the Fortune 500 companies, for pre-employment and random drug testing. Major police departments, Federal Reserve Banks, schools, and other public entities also rely on our unique patented drug testing process. We strongly believe our drug testing method to be superior to any other product currently in use, including traditional urine testing and other hair testing methods.

The Psychemedics web site is www.psychemedics.com

Neil Lerner
Vice President of Finance
(978) 206-8220
Neill@psychemedics.com

Cautionary Statement for purposes of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995:  From time to time, information provided by Psychemedics may contain forward-looking information that involves risks and uncertainties.  In particular, statements contained in this release that are not historical facts (including but not limited to statements concerning earnings, earnings per share, revenues, cash flows, dividends, future business, growth opportunities, profitability, pricing, new accounts, customer base, market share, test volume, sales and marketing strategies, the expiration date or dates of distributions arrangements, U.S. and foreign drug testing laws and regulations, including, without limitation, the effective date of expansion of the Brazilian professional driver drug testing requirement from every 5 years to every 2.5 years, required investments in plant, equipment and people and new test development) may be “forward looking” statements.  Actual results may differ from those stated in any forward-looking statements.  Factors that may cause such differences include but are not limited to risks associated with the development of markets for new products and services offered, costs of capacity expansion, changes in U.S. and foreign government regulations, including but not limited to FDA regulations, changes in Brazilian laws and regulations and proposed laws and regulations and the implementation of such laws and regulations, currency risks, R&D spending, competition (including, without limitation, competition from other companies pursuing the same growth opportunities), the Company’s  ability to maintain its reputation and brand image, the ability of the Company to achieve its business plans, cost controls, leveraging of its global operating platform, risks of information technology system failures and data security breaches, the uncertain global economy, the Company’s ability to attract, develop and retain executives and other qualified employees and independent contractors, including distributors, the Company’s ability to obtain and protect intellectual property rights, litigation risks, general economic conditions and other factors disclosed in the Company's filings with the Securities and Exchange Commission.  The forward-looking statements contained herein speak only of the Company's expectations as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in the Company's expectations or any change in events, conditions, or circumstances on which any such statement is based.

Psychemedics Corporation
Consolidated Statements of Income
(in thousands, except per share amounts)
(UNAUDITED)

	Three Months Ended
	March 31,
	2019	2018

Revenues	$9,822	$10,935
Cost of revenues	5,414	5,580

Gross profit	4,408	5,355

Operating Expenses:
General & administrative	1,915	1,851
Marketing & selling	1,129	1,239
Research & development	420	359

Total Operating Expenses	3,464	3,449

Operating income	944	1,906
Other income, net	26	32

Net income before provision for income taxes	970	1,938

Provision for income taxes	343	687

Net income	$627	$1,251

Diluted net income per share	$0.11	$0.23

Dividends declared per share	$0.18	$0.18

Psychemedics Corporation
Consolidated Balance Sheets
(in thousands, except par value)
(UNAUDITED)

	March 31,	December 31,
	2019	2018

ASSETS
Current Assets:
Cash and cash equivalents	$3,226	$4,069
Marketable securities	3,912	3,905
Accounts receivable, net of allowance for doubtful accounts
of $60 in 2019 and $67 in 2018	5,131	4,829
Prepaid expenses and other current assets	1,204	1,067
Total Current Assets	13,473	13,870

Fixed assets, net of accumulated amortization and depreciation
of $14,094 in 2019 and $13,341 in 2018	9,556	10,177
Other assets	901	927
Operating lease right-of-use assets	1,599	-

Total Assets	$25,529	$24,974

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$378	$682
Accrued expenses	2,627	2,962
Current portion of long-term debt	416	416
Current portion of operating lease liabilities	950

Total Current Liabilities	4,371	4,060

Long-term debt	1,109	1,212
Deferred tax liabilities, long-term	907	955
Operating lease liabilities, long-term	649
Total Liabilities	7,036	6,227

Shareholders' Equity:
Preferred stock, $0.005 par value, 873 shares authorized,
no shares issued or outstanding	--	--
Common stock, $0.005 par value; 50,000 shares authorized
6,175 shares issued and outstanding in 2019 and 2018	31	31
Additional paid-in capital	31,681	31,523
Accumulated deficit	(1,690)	(1,326)
Less - Treasury stock, at cost, 668 shares	(10,082)	(10,082)
Accumulated other comprehensive loss	(1,447)	(1,399)

Total Shareholders' Equity	18,493	18,747

Total Liabilities and Shareholders' Equity	$25,529	$24,974